UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act Of 1934

(Amendment No.   )

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Crossroads Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CROSSROADS SYSTEMS, INC.
11000 N. MoPac Expressway #150
Austin, Texas 78759

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend the 2016 annual meeting of stockholders of Crossroads Systems, Inc., a Delaware corporation (the “Company”), to be held on May 25, 2016, beginning at 9:00 a.m. Central Daylight Time, at the Company’s offices at 11000 N. MoPac Expressway #150, Austin, Texas 78759 and at any adjournment or postponement thereof. Proxy materials, which include a Notice of the Meeting, proxy statement and proxy card, are enclosed with this letter. The enclosed proxy statement is first being mailed to the Company’s stockholders on or about April 25, 2016. We also have enclosed our 2015 Annual Report.

At the annual meeting, you will be asked to consider and vote on:

1.	the election of the five nominees named in the accompanying proxy statement to serve as directors until the 2017 annual meeting of stockholders or until the election and qualification of their successors, or their earlier death, resignation or removal;

2.	the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the outstanding shares of the Company’s common stock at a ratio of one-for-twenty;

3.	the approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;

4.	the ratification of the appointment of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016; and

5.	the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 28, 2016 are entitled to vote at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our executive offices. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding common stock and Series F convertible preferred stock entitled to notice of, and to vote at, the meeting is required for a quorum to transact business.

Your vote is important to us and to our business. Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible. You may vote in person by ballot at the annual meeting, over the Internet, by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. If you would like to attend and your stock is not registered in your own name, please ask the broker, trust, bank or other nominee that holds the stock to provide you with evidence of your stock ownership.

We appreciate your continued support of the Company and look forward to either greeting you personally at the meeting or receiving your proxy.

Sincerely,

Jeffrey E. Eberwein
Chairman of the Board
Crossroads Systems, Inc.

Austin, Texas

April 25, 2016

IMPORTANT

Whether or not you attend the meeting in person, please vote by telephone or Internet, or, if you receive a paper copy of the proxy materials, please sign, date and promptly mail the enclosed proxy card or use the telephone or Internet voting procedures described on the proxy card. The proxy statement and annual report are also available for your review at www.crossroads.com.

ANNEX A

CROSSROADS SYSTEMS, INC.
11000 N. MoPac Expressway #150
Austin, Texas 78759

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2016

GENERAL INFORMATION

The Board of Directors (the “Board”) of Crossroads Systems, Inc., a Delaware corporation (“we,” “our,” “Crossroads” or the “Company”), is furnishing this proxy statement for use at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 25, 2016, and any adjournment or postponement thereof. The Annual Meeting will be held at 9:00 a.m. Central Daylight Time at the Company’s offices at 11000 N. MoPac Expressway #150, Austin, Texas 78759. This proxy statement and accompanying proxy card and our 2015 Annual Report to Stockholders will be made available to our stockholders on or about April 25, 2016.

VOTING PROCEDURES

Who Can Vote. Only record holders of our common stock, par value $0.001 per share (the “Common Stock”), and 5.0% Series F Convertible Preferred Stock, par value $0.001 per share (the “Series F Preferred Stock”), at the close of business on March 28, 2016 (the “Record Date”), are entitled to vote. At the close of business on the Record Date, 24,509,435 shares of Common Stock were issued and outstanding and 2,591,257 shares of Series F Preferred Stock were issued and outstanding. Each share of Common Stock owned on the Record Date is entitled to one vote. Except as required by the General Corporation Law of the State of Delaware or by our Certificate of Incorporation, the shares of Series F Preferred Stock vote together with the holders of Common Stock on an as-converted basis. Each share of Series F Preferred Stock owned on the Record Date is entitled to one vote. The stockholders do not have the right to vote cumulatively in director elections.

Quorum. A quorum will be present at the Annual Meeting if the holders of a majority of the issued and outstanding shares of Common Stock and Series F Preferred Stock as of the Record Date are present in person or by proxy. Shares represented by a proxy marked “withhold” or “abstain” will be considered present at the Annual Meeting for purposes of determining a quorum.

How to Vote. If your shares are held in a brokerage account, by a trustee or by another nominee (typically referred to as being held in “street name”), you may receive a separate voting instruction form with this proxy statement, or you may need to contact your broker, bank or other stockholder of record to determine whether you will be able to vote electronically via the Internet or by telephone.

If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy without attending the Annual Meeting. You may vote by proxy in one of three convenient ways:

•	By mail: sign, date and return the proxy card in the enclosed prepaid envelope;

•	By Internet: visit the website shown on your proxy card and follow the instructions; or

•	By telephone: call the toll-free telephone number shown on your proxy card and follow the instructions.

If you sign and return the enclosed proxy card but do not indicate your vote, the designated proxy holders will vote your shares in accordance with the recommendations of the Board as follows: “FOR” each of the nominees for election as directors; “FOR” the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the outstanding shares of the Company’s common stock at a ratio of one-for-twenty (the “Reverse Stock Split Proposal”); “FOR” the approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; and “FOR” the ratification of the appointment of PMB Helin Donovan, LLP as our independent registered public accounting firm. We are not aware of any other business to be acted upon at the Annual Meeting other than as set forth herein. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

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If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Vote Required to Adopt Proposals.

•	Proposal 1: Election of Directors. Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. The nominees receiving the greatest number of votes at this Annual Meeting will be elected to our Board, even if they receive less than a majority of such shares. Broker non-votes and abstentions will not be counted in determining the number of votes cast and will have no effect on the election of directors.

•	Proposal 2: Reverse Stock Split Proposal. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting will be required to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the outstanding shares of the Company’s common stock at a ratio of one-for-twenty. Broker non-votes and abstentions, if any, will have the effect of votes “AGAINST” this proposal.

•	Proposal 3: Advisory Vote on Executive Compensation. The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, will be required for approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers. Broker non-votes will not be counted in determining the number of votes cast and will have no effect on the approval of this proposal. Abstentions will have the effect of votes “AGAINST” this proposal.

•	Proposal 4: Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, will be required to ratify the selection of our independent registered public accounting firm at the Annual Meeting. Broker non-votes, if any, will not be counted in determining the number of votes cast and will have no effect on the approval of this proposal. Abstentions will have the effect of votes “AGAINST” this proposal.

How Your Shares Will Be Voted if You do Not Provide Voting Instructions. If your broker holds your shares in street name, your broker, as the registered holder, must vote your shares in accordance with your instructions. If you do not provide voting instructions, your broker has the discretion to vote those shares with respect to routine proposals but not with respect to non-routine proposals. Shares for which brokers do not receive instructions, sometimes called “broker non-votes,” will be counted as present for determining a quorum at the meeting. The proposal to ratify the selection of our independent public accounting firm is considered a routine proposal and accordingly, we do not anticipate broker non-votes in this matter. Broker non-votes will be included in determining the number of votes cast for this proposal. The proposals for the election of directors, the Reverse Stock Split Proposal and the advisory resolution on compensation of the Company’s named executive officers are considered non-routine proposals, and broker non-votes will not be included in determining the number of votes cast for these proposals.

What to do if You Wish to Change Your Voting Instructions. If you wish to change or revoke your voting instructions after you have submitted your proxy, you may do so at any time before the proxies are voted at the Annual Meeting by:

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•	notifying the Secretary of the Company in writing at the address on the first page of this proxy statement that you wish to revoke your proxy;

•	delivering a subsequent proxy bearing a date after the date of the proxy being revoked and relating to the same shares; or

•	voting in person at the Annual Meeting if you are the stockholder of record.

Please note that your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If you hold your shares in “street name,” please contact your bank, broker or other nominee for instructions on how to change your voting instructions.

Householding of Proxy Materials. In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this practice, stockholders who have the same address and last name will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. If you share an address with another stockholder, received only one set of proxy materials and would like to request a separate paper copy of these materials, please contact our Secretary by mail at the address on the first page of this proxy statement, by telephone at (512) 928-7335 or by email at ir@crossroads.com, and we will promptly deliver a separate copy. Stockholders sharing an address can request delivery of a single copy of annual reports to stockholders and proxy statements if they are receiving multiple copies of these materials by contacting our Secretary by mail at the address on the first page of this proxy statement, by telephone at (512) 928-7335 or by email at ir@crossroads.com.

We Will Bear Solicitation Expenses. We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

How to Request a Copy of the Proxy Materials. For the Annual Meeting or any future annual meeting of stockholders, if you would like to request a copy of the proxy materials, including the proxy statement and form of proxy and the Annual Report to Stockholders, please contact our Secretary by mail at the address on the first page of this proxy statement, by telephone at (512) 928-7335 or by email at ir@crossroads.com, and we will promptly deliver a copy to you. You may also request a paper copy of the proxy materials at www.crossroads.com.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 25, 2016

The proxy statement and annual report to stockholders are available at www.proxyvote.com

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of five members, each of whom is elected annually. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the five persons listed below for election as directors. Those elected will serve until the 2017 annual meeting of stockholders (the “2017 Annual Meeting”) or until the election and qualification of their successors, or their earlier death, resignation or removal. As of the date of this proxy statement, the holders of Sub-Series F-1 of our Series F Preferred Stock, voting as single class, are entitled to elect one director. However, as of the date of this proxy statement, these holders have not elected their designated director.

Hannah M. Bible, Richard K. Coleman, Jr., Don Pearce, Robert G. Pearse and Galen Vetter are nominated for election to the Board at the Annual Meeting. Each nominee, with the exception of Ms. Bible, is a current director who was elected at the 2015 annual meeting of stockholders. Jeffrey E. Eberwein, the Chairman of our Board, has determined not to stand for re-election at the end of his term. Ms. Bible, a current nominee, is the director of operations and in-house counsel of Lone Star Value Management, LLC (“Lone Star Value Management”), of which Mr. Eberwein is Chief Executive Officer and founder. Ms. Bible was recommended to the Nominating and Corporate Governance Committee by a non-management director. Mr. Eberwein will continue his involvement with the Company and has been granted observer status with the Board following the Annual Meeting. All nominees are independent pursuant to the listing requirements of The Nasdaq Stock Market, except for Mr. Coleman. There are no family relationships among any of the directors, director nominees and executive officers.

Each nominee has agreed to serve if elected. If a nominee becomes unavailable for election or cannot serve, an event that we do not expect, the Board may substitute another nominee or reduce the number of nominees. The enclosed proxy will be voted for such substitute, if any, as shall be designated by the Board.

Each of the director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as a director. You may withhold votes from any or all nominees. Broker non-votes will have no effect on the result of this vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

Director Qualifications

The following paragraphs provide information as of the date of this proxy statement about each nominee and current director. The information presented includes information each nominee and director has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years and the names of other publicly-held companies for which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each director and director nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment. The following is information about each nominee and director:

Director Nominees

Hannah M. Bible, 36, is the director of operations and in-house counsel of Lone Star Value Management. Ms. Bible has over 9 years of combined legal and accounting experience across a variety of industries. Prior to joining Lone Star Value Management in June 2014, Ms. Bible was the Director of Finance/CFO at Trinity Church in Greenwich, CT.  From October 2011 to December 2012, Ms. Bible served as a legal advisor to RRMS Advisors, a company providing advisory and due diligence services to banking and other institutions with high-risk assets.  From June 2009 to December 2013, Ms. Bible advised family fund and institutional clients of International Consulting Group, Inc., and its affiliates within the Middle East on matters of security, corporate governance, and U.S. legal compliance.  From 2006 to 2008, Ms. Bible served within the U.N. General Assembly as a diplomatic advisor to the Asian-African Legal Consultative Organization, a permanent observer mission to the United Nations.  From 2007 until recently, Ms. Bible taught as an Adjunct Professor at Thomas Jefferson School of Law, within the International Tax and Financial Services program. Prior to this, Ms. Bible held various accounting positions with Samaritan’s Purse, a large $300MM+ 501(c)(3) organization dedicated to emergency relief and serving the poor worldwide.  Ms. Bible earned an LLM in Taxation from New York University School of Law, a JD with honors from St. Thomas University School of Law, and a BBA in Accounting from Middle Tennessee State University. We believe Ms. Bible’s qualifications to serve on our Board include her extensive accounting and legal expertise.

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Richard K. Coleman, Jr., 59, has served as a director since April 2013 and as President and Chief Executive Officer since May 2013. Mr. Coleman is a private investor and technological advisor. His company, Rocky Mountain Venture Services (RMVS), has helped technology companies plan and launch new business ventures and restructuring initiatives since 1998. He has served in a variety of senior operational roles including CEO of Vroom Technologies, COO of MetroNet Communications, and President of US West Long Distance and has also held significant officer level positions with Frontier Communications, Centex Telemanagement, and Sprint Communications culminating in his appointment to lead its Technology Management Division. Mr. Coleman began his career as an Air Force Telecommunications Officer managing Department of Defense R & D projects. He has served as an Adjunct Professor for Regis University’s Graduate Management program and is a guest lecturer for Denver University, focusing on leadership and ethics. Mr. Coleman has served on a number of private, public, and non-profit boards and currently serves on the boards of directors of Ciber, Inc. (NYSE:CBR), a leading global information technology company, since April 2014, where he also serves on the Nominating/Corporate Governance and Audit Committees, and Hudson Global, Inc. (NASDAQ:HSON), a worldwide provider of highly specialized professional-level recruitment and related talent solutions, since May 2014, where he also serves on the Nominating/Corporate Governance Committee and as Chairman of the Compensation Committee. Mr. Coleman holds a B.S. Degree from the United States Air Force Academy, an M.B.A. from Golden Gate University, and is a graduate of the United States Air Force Communications Systems Officer School. We believe Mr. Coleman’s qualifications to serve on our Board include his successful leadership track record, particularly in start-up and turnaround situations, and his extensive expertise and experience in technology-related industries.

Don Pearce, 72, joined our Board of Directors in May 2009 and served as Chairman of the Board from May 2010 to November 2011. He also served as Vice President for the Texas division of Alliance Technology Group from April 2009 to January 2011 and before then served as a Regional Sales Manager for Sun Microsystems from October 2005 until June 2008. In addition, Mr. Pearce founded and has been the owner of Pearce Advisory Services since June 2008, a company specializing in consulting with technology companies in how to increase sales. Beginning his career with 12 years in systems and sales management at IBM, Mr. Pearce was employed in Sales and Sales Management at Amdahl Corp where his Division led the company in revenue 13 of 20 years. He then held executive Sales Management positions at Tarantella, StorageTek and Sun Microsystems. He has also served as a member of the Advisory Board for the Computer Science Engineering Department at Southern Methodist University since April 2002 and holds a B.S. in mathematics from SMU. He earned a M.S. in mathematics from Louisiana State University, where he also taught Mathematics for two years. We believe Mr. Pearce’s qualifications to serve on our Board include his extensive management experience in virtual tape and disk storage sales, including knowledge of and experience with certain large enterprise storage customers, competing vendors and potential strategic partners, as well as a global network of industry contacts. Mr. Pearce is also a recognized leader in business management with a significant track record of delivering revenue generating strategies within the high-tech sector.

Robert G. Pearse, 56, has served as a director since July 2013. Mr. Pearse is a managing partner at Yucatan Rock Ventures, where he specializes in technology investments and consulting, and has served in that position since August 2012. Mr. Pearse serves as a director for Aviat Networks, Inc. (NASDAQ: AVNW) and is a member of the Compensation Committee and Nominating & Governance Committee since January 2015. Mr. Pearse serves as a director for Novation Companies, Inc. (OTC: NOVC) and is chairman of the Compensation Committee and member of the Audit Committee since January 2015. Mr. Pearse serves as a director for Ameri Holdings, Inc. (OTC: AMRH) and Chairman of the Compensation Committee and member of the Audit Committee since 2015. From 2005 to 2012, Mr. Pearse served as vice president of Strategy and Market Development at NetApp, Inc. (NASDAQ: NTAP), a computer storage and data management company. From 1987 to 2004, Mr. Pearse held leadership positions at Hewlett-Packard (NYSE: HPQ), most recently as the vice president of Strategy and Corporate Development from 2001 to 2004 focusing on business strategy and acquisitions. Mr. Pearse’s professional experience also includes positions at PriceWaterhouseCoopers LLP, Eastman Chemicals Company (NYSE: EMN), and General Motors (NYSE: GM). Mr. Pearse earned a Master of Business Administration degree from the Stanford Graduate School of Business in 1986, and a Bachelor of Science degree in Mechanical Engineering from the Georgia Institute of Technology in 1982. We believe Mr. Pearse’s qualifications to serve on our Board include his extensive business development experience as an executive in the enterprise data management industry.

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Galen Vetter, 64, has served as a director since April 2014. He is currently a private investor and professional corporate director.  In his career, Mr. Vetter served as president of Rust Consulting, Inc. from December 2008 to May 2012, as global chief financial officer of Franklin Templeton Investment Funds from April 2004 to November 2008 and in numerous roles at RSM (formerly McGladrey LLP) from June 1973 to March 2004. Since 2009 Mr. Vetter has served as a member on the Advisory Board of Directors of Land O’Lakes Inc., since 2013 has served as a director of ATRM Holdings, Inc., since 2013 has served as a director of Alerus Financial, Inc., and since 2015 has served as a director of Hill Capital Corporation. Prior board positions include Franklin Templeton France S.A., Franklin Templeton Asset Management S.A., Franklin Templeton International Services S.A., Franklin Templeton Management LUX S.A., ClearWay Minnesota and ProfitSee Inc. He is a licensed certified public accountant (inactive). Mr. Vetter is a member of the National Association of Corporate Directors, including being Board Leadership Fellow certified. He received his Bachelor of Science degree from the University of Northern Iowa.  We believe Mr. Vetter’s qualifications to serve on our Board include his diverse management experience, including financial, analytical, information management, strategy and team development. In addition, our Board benefits from Mr. Vetter’s enterprise risk management and international business experience. Both by education and by professional experience, Mr. Vetter has had extensive exposure to analysis of financial statements and financial reporting matters and qualifies as an “audit committee financial expert” under SEC guidelines.

Current Directors

Jeffrey E. Eberwein, 45, has served as a director since April 2013, as the Chairman of our Board since our 2013 annual meeting of stockholders in June 2013, and as a member of the Compensation and Corporate Governance Committees, and served as the Chairman of the Audit Committee until April 2014. Mr. Eberwein has 25 years of Wall Street experience and is the Founder and CEO of Lone Star Value Management, a U.S. registered investment firm. Prior to founding Lone Star Value Management in January 2013, Mr. Eberwein was a Portfolio Manager at Soros Fund Management from January 2009 to December 2011 and Viking Global Investors from March 2005 to September 2008. Mr. Eberwein is Chairman of the Board of five public companies: Digirad Corporation, a Nasdaq-listed medical imaging company, Hudson Global, Inc., a global recruitment company, AMERI Holdings, Inc., an IT services company, Crossroads, and ATRM Holdings, Inc., a modular building company. Mr. Eberwein also serves on the board of Novation Companies, Inc., a specialty finance company. Mr. Eberwein served on the board of The Goldfield Corporation from May 2012 until May 2013, On Track Innovations Ltd. from December 2012 until March 2014, and NTS, Inc. from December 2012 until its sale to a private equity firm was completed in June 2014. Mr. Eberwein served on the board of Hope for New York, a 501(c)3 organization dedicated to serving the poor in New York City from 2011 until 2014 where he was Treasurer and on the Executive Committee. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with High Honors from The University of Texas at Austin. We believe that Mr. Eberwein’s qualifications to serve on our Board include his expertise in finance and experience in the investment community.

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CORPORATE GOVERNANCE AND RELATED MATTERS

Board of Directors

Board Composition and Election of Directors

We operate under the direction of our Board. Our Board is responsible for the management of our business and affairs. Our Certificate of Incorporation provides that the number of directors may be determined pursuant to our Bylaws, which provide that such number may be determined from time to time by our Board. However, under our Bylaws, the number of directors shall not be less than one. Our directors hold office until the next annual meeting of stockholders or until the election and qualification of their successors, or their earlier death, resignation or removal. There are no family relationships among any of our directors or executive officers.

Independent Directors

Our Board is currently composed of five members, Messrs. Coleman, Eberwein, Pearce, Pearse and Vetter. Messrs. Eberwein, Pearce, Pearse and Vetter and Ms. Bible, a director nominee, qualify as independent directors in accordance with the listing requirements of The Nasdaq Stock Market (“Nasdaq”). The Nasdaq independence definition includes a series of objective tests, such as that the director or director nominee is not, and has not been for at least three years, one of our employees and that neither the director or director nominee nor any of his or her family members has engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, our Board has made a subjective determination as to each independent director and director nominee that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors, the director nominees and us with regard to each director and director nominee’s business and personal activities and relationships as they may relate to us and to our management. In addition, our Board has concluded that each of Messrs. Pearce, Pearse, and Vetter satisfies the heightened audit committee independence standards set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), and each of Messrs. Eberwein, Pearce, and Pearse satisfies Nasdaq listing rules relating to independence for purposes of compensation committee service.

Board Committees

Our Board has established a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee operates under a charter approved by our Board. Copies of each committee’s charter are posted on the Corporate Governance section of our website at www.crossroads.com.

Audit Committee

Our Audit Committee consists of Galen Vetter, Don Pearce and Robert G. Pearse, with Mr. Vetter serving as chairman. Our Board has determined that Mr. Vetter is an “audit committee financial expert” as defined in applicable SEC rules. Our Audit Committee’s responsibilities include:

•	appointing, compensating, retaining and overseeing the work of any public accounting firm engaged by us for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;

•	reviewing and discussing with management and the external auditors our audited financial statements;

•	considering the effectiveness of our internal control system;

•	reviewing management’s compliance with our code of business conduct;

•	discussing with management our financial risk management policies;

•	establishing our policy regarding our hiring of employees or former employees of the external auditors and procedures for the receipt, retention and treatment of accounting related complaints and concerns;

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•	meeting independently with our external auditors and management;

•	reviewing and approving related person transactions; and

•	preparing the Audit Committee report required by the proxy rules of the SEC.

Compensation Committee

Our Compensation Committee consists of Jeffrey E. Eberwein, Don Pearce and Robert G. Pearse, with Mr. Pearse serving as chairman. Our Compensation Committee’s responsibilities include:

•	providing guidance and periodic monitoring for all of our corporate compensation;

•	considering the effectiveness of our employee equity programs;

•	administering our stock incentive plans with respect to our executive officers and employee Board members, including the adjustment of base salary each year;

•	implementing and administering our incentive compensation programs and authorizing all awards under these incentive programs;

•	administering our employee benefit plans; and

•	approving all perquisites, equity incentive awards, special cash payments or loans made or paid to executive officers and employee Board members and assisting the Board of Directors in succession planning for executive officers.

The Compensation Committee meets with our Chief Executive Officer prior to the start of each fiscal year to discuss the incentive compensation programs to be in effect for such fiscal year. At the end of each fiscal year, the Compensation Committee meets to review the performance of executive officers and employee Board members subject to the short-swing profit restrictions of Section 16 of the Exchange Act under those programs and award bonuses thereunder. At that time, the Compensation Committee may also adjust base salary levels for executive officers and employee Board members subject to the short-swing profit restrictions of Section 16 of the Exchange Act and review the overall performance of our employee benefit plans. The Compensation Committee also meets when necessary to administer our stock incentive plan.

The Compensation Committee has determined and reviewed the value and forms of compensation for our named executive officers and other officers based on the committee members’ knowledge and experience, competitive proxy and market compensation information and management recommendations. The Compensation Committee did not engage a compensation consulting firm in fiscal 2015. The Compensation Committee does not delegate its authority to review, determine and recommend, as applicable, the forms and values of the various elements of compensation for executive officers and directors. The Compensation Committee does delegate to Company management the implementation and record-keeping functions related to the various elements of compensation it has approved.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Jeffrey E. Eberwein, Don Pearce and Robert G. Pearse, with Mr. Pearce serving as chairman. Our Nominating and Corporate Governance Committee’s responsibilities include:

•	reviewing, developing and making recommendations to our Board related to corporate governance guidelines and policies;

•	reviewing and making recommendations to our Board regarding proposed changes to our Certificate of Incorporation and Bylaws;

•	formulating and overseeing procedures to facilitate stockholder communications with our Board;

•	reviewing governance related stockholder proposals and recommending Board responses;

•	overseeing compliance by our Board and its committees with applicable laws and regulations;

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•	evaluating the effectiveness of the committee and reporting the results of this evaluation to our Board;

•	overseeing risks relating to management and Board succession planning, the independence of our Board and potential conflicts of interest, and stockholder responses to our business practices;

•	overseeing our Board evaluation process including conducting periodic evaluations of the performance of our Board as a whole and each Board committee and evaluating the performance of Board members eligible for re-election;

•	establishing criteria for the selection of new members to our Board;

•	reviewing any stockholder nominations for directors and presenting to our Board a list of individuals recommended for nomination for election to our Board at the annual meeting of stockholders;

•	assisting our Board in making a determination of each outside director’s “independence” in accordance with Nasdaq rules;

•	formulating and recommending to our Board for adoption a policy regarding the consideration of nominees proposed by stockholders for election to our Board, and adopting procedures regarding the submission of stockholder nomination requests;

•	reviewing the disclosure included in our proxy statement regarding our director nomination process;

•	monitoring the orientation and any continuing education programs for directors;

•	reviewing the composition of each Board committee and presenting recommendations for committee memberships to our Board as needed; and

•	reviewing the charter and composition of each Board committee and making recommendations to our Board for the creation of additional Board committees or the change in mandate or dissolution of Board committees.

Directors’ Attendance at Meetings

During fiscal year 2015, the Board and each of its committees held the following meetings and acted by unanimous written consent as follows:

•	the Board held six meetings and acted by unanimous written consent eight times;

•	the Audit Committee held four meetings;

•	the Compensation Committee held four meetings and acted by unanimous written consent four times; and

•	the Nominating and Corporate Governance Committee held two meetings.

In fiscal year 2015, all directors attended 75% or more of meetings of the Board and committees on which they serve. All of our directors were present telephonically for our 2015 annual meeting of stockholders. While we do not have a formal policy requiring them to do so, we encourage our directors to attend the Annual Meeting.

Board Leadership Structure

The roles of Chairman and Chief Executive Officer are separate positions. Mr. Eberwein serves as our Chairman and Mr. Coleman serves as our Chief Executive Officer. We separate the roles of Chairman and Chief Executive Officer in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the Board. We do not have a lead independent director.

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Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board regularly receives reports from senior management on areas of material risk to our Company, including our liquidity, operational and legal and regulatory risks. Pursuant to its charter, the Audit Committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, and it also meets periodically with management to discuss policies with respect to risk assessment and risk management. The Compensation Committee and the Nominating and Corporate Governance Committee also discuss risk assessment and risk management practices with management. The Compensation Committee oversees the management of risks relating to our executive and non-executive compensation plans and arrangements, and the Nominating and Corporate Governance Committee manages risks associated with general corporate governance, including the independence of the Board and potential conflicts of interest. While each committee oversees certain risks and the management of such risks, the entire Board is regularly informed through committee reports and management presentations about such risks.

Nominations for Directors

Director Qualifications

The full Board is responsible for selecting persons to fill vacancies on the Board and recommending candidates for election by the stockholders. The Board has delegated the process of considering candidates to the Nominating and Corporate Governance Committee. In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:

•	diversity of professional disciplines and backgrounds on our Board;

•	prominence, reputation and community involvement of the candidate;

•	the candidate’s ability to promote and enhance our reputation;

•	the candidate’s time and availability to devote to a directorship;

•	the candidate’s qualifications that complement and enhance the overall core competencies of the Board;

•	the candidate’s experience with accounting rules and practices;

•	whether such person qualifies as an “audit committee financial expert” pursuant to SEC rules;

•	the candidate’s potential conflicts of interest;

•	independence of the candidate; and

•	the interests of all of our stockholders generally.

In assessing potential new directors, the Nominating and Corporate Governance Committee considers individuals from various disciplines and diverse backgrounds so that the Board has a broad diversity of experience, professions, skills and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board has no formal policy with regard to the consideration of diversity in identifying director nominees, but the Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Other than the foregoing, there are no specific minimum qualifications that the Nominating and Corporate Governance Committee believes that a Committee-recommended nominee to the Board must possess, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in our best interests or the best interests of our stockholders. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

In its deliberations, the Nominating and Corporate Governance Committee is aware that our Board must be comprised of a majority of “independent” directors, as such term is defined by the Nasdaq rules, and at least one director who qualifies as an “audit committee financial expert” as defined by SEC rules. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board.

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Stockholder Nominations

The Nominating and Corporate Governance Committee will evaluate any director candidates recommended by a stockholder according to the same criteria as a candidate identified by the Nominating and Corporate Governance Committee.

Any stockholder who intends to nominate a director at our Annual Meeting must notify our Secretary in writing at the address set forth at the beginning of this proxy statement of such intent in a timely manner in accordance with our Bylaws. In accordance with the advance notice provisions of our Bylaws, to be timely, director nominations must be delivered to or mailed and received by the Secretary of the Company not later than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the Annual Meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by us on or before the later of (i) 90 days prior to the date of the meeting or (ii) the tenth day following the day on which public announcement of the date of the meeting was made. The notice must include the information specified in our Bylaws.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our senior management and financial employees. A current copy of the code is posted on the Corporate Governance section of our website at www.crossroads.com.

Stockholder Communication with the Board

The Board maintains a process for stockholders to communicate with the Board or with individual directors. Stockholders who wish to communicate with the Board or with individual directors should direct written correspondence to our Secretary at our principal executive offices located at 11000 North MoPac Expressway #150, Austin, Texas 78759. Any such communication must contain:

•	a representation that the stockholder is a holder of record of our capital stock;

•	the name and address, as they appear on our books, of the stockholder sending such communication; and

•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.

The Secretary will forward such communications to our Board or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or to take the appropriate legal action regarding such communication.

2015 Director Compensation

The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a non-employee director during the fiscal year ended October 31, 2015.

Name and Principal	Fees Earned or Paid in Cash	Option Awards	Total
Position	($)	($)(5)	($)

Jeffrey E. Eberwein (1)	25,000	43,000	68,000

Robert G. Pearse (2)	25,000	37,000	62,000

Don Pearce (3)	25,000	37,000	62,000

Galen Vetter (4)	25,000	35,000	60,000

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(1)	Mr. Eberwein became a director in April 2013. He receives quarterly payments of $6,250 in cash and $10,750 worth of options quarterly in accordance with his individual Chairman and committee duties. These grants are based on the Black-Scholes value of our options to purchase Common Stock on the last day of the quarter. We granted options to purchase 9,098 shares of Common Stock on January 31, 2015 at a grant date fair value of $1.28 per share and an exercise price of $1.94. We granted options to purchase 8,910 shares of Common Stock on April 30, 2015 at a grant date fair value of $1.34 per share and an exercise price of $2.04. We granted options to purchase 15,994 shares of Common Stock on July 31, 2015 at a grant date fair value of $0.72 per share and an exercise price of $1.10. We granted options to purchase 12,678 shares of Common Stock on October 31, 2015 at a grant date fair value of $0.93 per share and an exercise price of $1.41. Mr. Eberwein has determined not to stand for re-election at the Annual Meeting.

(2)	Mr. Pearse became a director in July 2013. He receives quarterly payments of $6,250 in cash and $9,250 worth of options quarterly in accordance with his individual committee duties. These grants are based on the Black-Scholes value of our options to purchase Common Stock on the last day of the quarter. We granted options to purchase 7,829 shares of Common Stock on January 31, 2015 at a grant date fair value of $1.28 per share and an exercise price of $1.94. We granted options to purchase 7,666 shares of Common Stock on April 30, 2015 at a grant date fair value of $1.34 per share and an exercise price of $2.04. We granted options to purchase 13,762 shares of Common Stock on July 31, 2015 at a grant date fair value of $0.72 per share and an exercise price of $1.10. We granted options to purchase 10,909 shares of Common Stock on October 31, 2015 at a grant date fair value of $0.93 per share and an exercise price of $1.41.

(3)	Mr. Pearce became a director in May 2009. He receives quarterly payments of $6,250 in cash and $9,250 worth of options quarterly in accordance with his individual committee duties. These grants are based on the Black-Scholes value of our options to purchase Common Stock on the last day of the quarter. We granted options to purchase 7,829 shares of Common Stock on January 31, 2015 at a grant date fair value of $1.28 per share and an exercise price of $1.94. We granted options to purchase 7,666 shares of Common Stock on April 30, 2015 at a grant date fair value of $1.34 per share and an exercise price of $2.04. We granted options to purchase 13,762 shares of Common Stock on July 31, 2015 at a grant date fair value of $0.72 per share and an exercise price of $1.10. We granted options to purchase 10,909 shares of Common Stock on October 31, 2015 at a grant date fair value of $0.93 per share and an exercise price of $1.41.

(4)	Mr. Vetter became a director in May 2014. He receives quarterly payments of $6,250 in cash and $8,750 worth of options quarterly in accordance with his individual committee duties. These grants are based on the Black-Scholes value of our options to purchase Common Stock on the last day of the quarter. We granted options to purchase 9,521 shares of Common Stock on January 31, 2015 at a grant date fair value of $1.28 per share and an exercise price of $1.94. We granted options to purchase 7,253 shares of Common Stock on April 30, 2015 at a grant date fair value of $1.34 per share and an exercise price of $2.04. We granted options to purchase 13,018 shares of Common Stock on July 31, 2015 at a grant date fair value of $0.72 per share and an exercise price of $1.10. We granted options to purchase 10,319 shares of Common Stock on October 31, 2015 at a grant date fair value of $0.93 per share and an exercise price of $1.41.

(5)	The amounts shown in the table above are based on the Black-Scholes valuation for GAAP purposes.

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Certain Relationships and Related Transactions

Except as described below, since November 1, 2014, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of our total assets and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers and the transactions described or referred to below. The Audit Committee is responsible for reviewing and approving any related person transactions.

In reviewing any such transactions and potential transactions, the Audit Committee may take into account a variety of factors that it deems appropriate, which may include, for example, whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the value and materiality of such transaction, any affiliate transaction restrictions that may be included in our debt agreements, any impact on the Board’s evaluation of a non-employee director’s independence or on such director’s eligibility to serve on one of the Board’s committees and any required public disclosures by Crossroads.

On March 31, 2014, we completed a private placement of 1,886,622 units at a purchase price of $2.2565 per unit for net proceeds of approximately $4.3 million before expenses. Affiliates of Lone Star Value Management, of which our Chairman Jeffrey E. Eberwein serves as a managing member, purchased approximately $2.9 million of units. Additionally, affiliates of Diker Management, LLC, a holder of greater than 5% of our Common Stock, purchased $350,000 of units. We also entered into a registration rights agreement with the purchasers obligating us to register the resale of these securities. Each unit consisted of one share of the Company’s Common Stock, and warrants to purchase one-half of a share of Common Stock, at an exercise price of $2.46 per whole share. The terms of the private placement were negotiated and approved on our behalf by a Special Committee of our Board consisting of Messrs. Pearce and Pearse.

On January 27, 2015, we entered into placement agency agreements with certain accredited investors for the issuance and sale in a private placement of an aggregate of 3,071,739 units, at a purchase price of $2.30 per unit for net aggregate proceeds of approximately $7.1 million before expenses. Each unit consisted of one share of Common Stock and warrants to purchase one-half of a share of Common Stock at an exercise price of $2.76 per whole share. Lone Star Value Investors, LP (“Lone Star Value LP”), controlled by Mr. Eberwein, our Chairman of the Board, acquired 350,000 units in the placement for approximately $0.8 million.

On July 29, 2015, we closed a subscription rights offering for the Company’s Common Stock, selling 3,933,879 shares of Common Stock, at $1.25 per share, for aggregate gross proceeds of approximately $4.9 million. Lone Star Value LP, controlled by Mr. Eberwein, our Chairman of the Board, acquired 1,537,907 shares in the rights offering for approximately $1.9 million.

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AUDIT COMMITTEE REPORT

Management is responsible for our system of internal controls over financial reporting and for preparing our financial statements. Our independent registered public accounting firm, PMB Helin Donovan, LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and system of internal control.

During 2015, the Audit Committee met regularly and held many discussions with management and the independent registered public accounting firm. During these meetings and in meetings concerning our Annual Report on Form 10-K for the year ended October 31, 2015, the Audit Committee has:

•	reviewed and discussed the audited financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2015 with management and our independent registered public accounting firm;

•	received the written disclosures and communications from the independent registered public accounting firm that are required by the applicable requirements of the PCAOB regarding such firm’s communications with the Audit Committee concerning independence and has discussed with such firm its independence; and

•	discussed with the independent registered public accounting firm the matters required to be discussed under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T, or any successor rule.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company and its subsidiaries be included in the Annual Report on Form 10-K for the year ended October 31, 2015 for filing with the SEC.

The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in its report on our financial statements. The Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not, however, ensure that our financial statements are presented in accordance with generally accepted accounting principles or that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

MEMBERS OF THE AUDIT COMMITTEE

Galen Vetter, Chairman
Don Pearce
Robert G. Pearse

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EXECUTIVE OFFICERS

Our executive officers and their ages as of the Record Date are listed below. Information regarding Richard K. Coleman, Jr., our President and Chief Executive Officer, is listed above under the heading “Election of Directors—Director Qualifications.”

Name	Age	Position
Richard K. Coleman, Jr.	59	President, Chief Executive Officer and Director
Jennifer Ray Crane	44	Chief Financial Officer
Mark Hood	51	Executive Vice President of Corporate Development

Jennifer Ray Crane, 44, has served as our Chief Financial Officer since November 2008. Ms. Crane joined Crossroads in 2003 as Financial Controller and currently leads our financial and legal teams. Prior to joining us, Ms. Crane held senior positions at Deloitte&Touche LLP and PriceWaterhouseCoopers LLP. Ms. Crane is a Certified Public Accountant licensed in the state of Texas. She is also an active member of the Financial Executive Institute (FEI) association as well as the American Institute of Certified Public Accountants (AICPA) and holds a Bachelor of Business Administration from the University of Texas at Austin.

Mark Hood, 51, has served as our Executive Vice President of Corporate Development since February 2015 and previously served as Executive Vice President of Corporate Communications from January 2013 to January 2015. From 2009 to January 2013, Mr. Hood was founder and CEO of MCH Advisors, and helped early stage technology clients design and launch sales and marketing programs in high-growth markets. From 1995 to 2009, Mr. Hood was CEO of Network Consulting Services, a master sales agency he launched to integrate services from multiple telecommunications companies. He also held Series 7, 65, and 66 securities licenses and served as General Partner of two equity investment funds. Mr. Hood earned a BA in Marketing from Sam Houston State University and an MS in Technology Commercialization from The University of Texas at Austin, McCombs School of Business.

EXECUTIVE COMPENSATION

Our named executive officers for 2015 (collectively, our “Named Executive Officers”) were as follows:

Name	Title
Richard K. Coleman, Jr.	President, Chief Executive Officer and Director
Brian Bianchi	Former Chief Operating Officer (1)
David Cerf	Former Executive Vice President of Strategy and Business Development (1)

(1)	Messrs. Bianchi and Cerf resigned from their respective positions with the Company and its subsidiaries effective March 22, 2016.

Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by, or paid to our Named Executive Officers during the years ended October 31, 2015 and 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Nonequity Incentive Compensation ($)(4)	Other ($)(5)	Total ($)

Richard K. Coleman, Jr.	2015	300,000	237,500	(1)	-	383,704	-	-	921,204
President and Chief	2014	275,000	197,500	(1)	-	447,553	-	-	920,053
Executive Officer

David Cerf(6)	2015	250,000	-		25,438	21,199	25,438	-	322,075
Former Executive Vice	2014	250,000	-		54,417	-	27,208	-	331,625
President of Business and
Corporate Development

Brian Bianchi(6)	2015	235,000	-		23,911	21,199	23,911	1,500	305,521
Former Chief Operating	2014	235,000	-		50,525	-	25,263	3,000	313,788
Officer

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(1)	Cash bonuses were awarded to Mr. Coleman as follows: On November 29, 2013, we awarded a cash bonus of $60,000, on March 31, 2014, we awarded a cash bonus of $50,000, on June 4, 2014 we awarded a cash bonus of $45,000, and on September 5, 2014 we recorded a cash bonus of $42,500, reported in fiscal year 2014; On December 15, 2014, we awarded a cash bonus of $117,500, and on June 15, 2015, we awarded a cash bonus of $120,000, reported in fiscal year 2015.

(2)	On January 2, 2015, we awarded 21,540 and 19,736 shares of Common Stock to Messrs. Cerf and Bianchi, respectively, recorded as a stock bonus in fiscal year 2014. The dollar amounts in the table represent the total grant date fair value of the award in accordance with the authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) on stock compensation based on the closing price of our Common Stock on the date of grant. On November 19, 2015, our Compensation Committee approved the payment of stock bonuses under our 2015 Management Bonus Plan described below and on January 4, 2016, we awarded 24,459 and 22,992 shares of Common Stock to Messrs. Cerf and Bianchi, respectively. The dollar amounts in the table represent the total grant date fair value of the award in accordance with the authoritative guidance issued by the FASB on stock compensation based on the closing price of our Common Stock on the date of grant.

(3)	We granted options to purchase 540,900 shares of Common Stock on November 21, 2013 to Mr. Coleman, at a grant date fair value of $0.83 per share. This award vests 12.5% per quarter, for eight quarters. We granted options to purchase 270,450 shares of Common Stock on January 2, 2015 to Mr. Coleman, at a grant date fair value of $1.42 per share. These grants vests equally over 8 quarters, fully vesting on January 31, 2017. We granted options to purchase 25,000 shares of Common Stock on September 17, 2015 to Messrs. Cerf and Bianchi, at a grant date fair value of $0.85 per share. These awards vest 50% on September 17, 2016, 12.5% on December 17, 2016, 12.5% on March 17, 2017, 12.5% on June 17, 2017, and 12.5% on September 17, 2017.

(4)	On December 9, 2014, we awarded cash bonuses of $27,208 and $25,263 to Messrs. Cerf and Bianchi, respectively, under our Management Bonus Plan for fiscal 2014. On December 15, 2015, we awarded cash bonuses of $25,438 and $23,911 to Messrs. Cerf and Bianchi, respectively, under our 2015 Management Bonus Plan as described below.

(5)	We award cash bonuses through our Patent Award Plan. Various levels of bonuses are awarded based on the stage a patent is in through the U.S. patent system. Cash patent bonus awards of $1,500 and $3,000 were awarded to Mr. Bianchi during fiscal year 2015 and 2014, respectively.

(6)	Messrs. Cerf and Bianchi resigned from their respective positions with the Company effective March 22, 2016.

Management Bonus Plan

Under the 2015 Management Bonus Program, Messrs. Bianchi and Cerf were eligible for a target bonus of 40% of such executive officer’s salary paid in fiscal 2015.

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Seventy-five percent of the target payout was based on the achievement of financial objectives related to adjusted net income (loss) from product operations (“NIPO”), which amount excluded revenue and expenses from intellectual property litigation and licensing, stock-based compensation and depreciation. The NIPO achievement was 35% of the planned amount and the Compensation Committee decided to make a pro-rated award of 50% cash and 50% stock to each of Messrs. Cerf and Bianchi accordingly. The remaining twenty-five percent payout under the 2015 Management Bonus Program was based on the achievement of individual goals for each such executive officer. The management objectives for each officer were based on specific, measurable goals that were met throughout the year.

The bonus payouts described above were paid in a combination of (i) a cash payment and (ii) the issuance of restricted stock which vests one year from date of issuance. The number of shares to be issued to each such executive officer was determined with reference to the average of the high and low closing price of the Company’s Common Stock as reported on Nasdaq on the date of issuance. These awards are described above in the footnotes to the “Summary Compensation Table.”

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Outstanding Equity Awards at Fiscal Year-End 2015

The following table sets forth information regarding unexercised options held by each of our Named Executive Officers as of October 31, 2015.

	Number of
	Securities
	Underlying		Number of Securities
	Unexercised		Underlying Unexercised		Options
	Options (#)		Options (#)	Options Exercise	Expiration
Name	Exercisable		Unexercisable	Price ($)	Date
Richard K. Coleman, Jr.	470	(1)	-	1.33	7/31/2023
	82,225	(2)	-	1.03	9/16/2023
	90,150	(3)	-	0.86	10/31/2023
	540,900	(4)	-	1.28	11/23/2023
	101,418	(5)	169,032	2.13	1/2/2025

David Cerf	4,508	(6)	-	2.93	3/16/2017(14)
	19,036	(7)	-	3.73	3/16/2017(14)
	60,100	(8)	-	1.30	3/16/2017(14)
	60,100	(9)	-	1.30	3/16/2017(14)
	120,200	(10)	-	3.95	3/16/2017(14)
	360,600	(11)	-	1.75	3/16/2017(14)
	-	(12)	25,000	1.34	3/16/2017(14)

Brian Bianchi	14,477	(6)	-	2.93	3/16/2017(14)
	52,877	(7)	-	3.73	3/16/2017(14)
	15,025	(8)	-	1.30	3/16/2017(14)
	15,025	(9)	-	1.30	3/16/2017(14)
	30,050	(10)	-	3.95	3/16/2017(14)
	360,600	(13)	-	2.10	3/16/2017(14)
	-	(12)	25,000	1.34	3/16/2017(14)

(1)	This award was fully vested on July 31, 2013.

(2)	This award was fully vested on September 16, 2013.

(3)	This award was fully vested on October 31, 2013.

(4)	This award was fully vested on October 31, 2015.

(5)	Mr. Coleman was awarded options to purchase 270,450 shares of Common Stock on January 2, 2015. These awards vest 12.5% each quarter, commencing on April 2, 2015. Unvested shares are valued at $169,000 as of October 31, 2015.

(6)	This award was fully vested on March 31, 2010.

(7)	These awards were fully vested as of January 31, 2011.

(8)	These awards were fully vested as of August 25, 2014.

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(9)	These awards were fully vested as of August 25, 2012.

(10)	These awards were fully vested as of October 17, 2015.

(11)	These awards were fully vested as of June 1, 2015.

(12)	We granted options to purchase 25,000 shares of Common Stock on September 17, 2015 to Messrs. Cerf and Bianchi. These awards vest 50% on the one-year anniversary of the award, and 12.5% quarterly thereafter. Unvested shares are valued at $43,000 as of October 31, 2015.

(13)	These awards were fully vested as of June 1, 2015.

(14)	Messrs. Bianchi and Cerf resigned from their respective positions with the Company effective as of March 22, 2016. In connection with their resignations, the expiration dates of all of Messrs. Bianchi and Cerf’s options have been adjusted to March 16, 2017.

Employment Agreements and Severance Arrangements

Richard K. Coleman, Jr. Employment Agreement.  Richard K. Coleman, Jr. was appointed to serve as our interim President and Chief Executive Officer (“CEO”) on May 8, 2013. On August 2, 2013, we entered into an at-will employment agreement with Mr. Coleman, effective from the date that he began serving as our interim President and CEO. On November 21, 2013, subsequent to the end of our 2013 fiscal year, we entered into an Amended and Restated Employment Agreement with Mr. Coleman that replaced the interim employment agreement.

Mr. Coleman’s agreement has an initial term ending November 20, 2016, and its term is automatically renewed for successive one-year terms thereafter unless Mr. Coleman or we elect to terminate it.

Mr. Coleman currently receives an annual base salary of $300,000. His base salary may be increased in the discretion of the Board or the Compensation Committee.

Mr. Coleman will be eligible for semi-annual performance bonuses during the term of the employment agreement, which performance bonuses will have a target payout of $150,000 per fiscal half. The amount paid to Mr. Coleman pursuant to these bonus payments will be based on the level of achievement, as determined by the Compensation Committee, of performance objectives that will be developed by the Compensation Committee in consultation with Mr. Coleman. The performance objectives are expected, but not required, to be based upon objectives such as (i) monetization of various parts of the Company’s intellectual property portfolio over specified time frames, (ii) cash position and/or cash flow, and/or (iii) net income, profit or other earnings and operating performance measures. Except in connection with a Change of Control (as defined in the employment agreement), Mr. Coleman must be employed with the Company on the last day of a fiscal quarter or fiscal year in order to be eligible for a quarterly performance bonus with respect to that period. If a Change in Control of the Company occurs during the term of the Agreement, the quarterly and annual performance bonus for the quarter and year in which the Change of Control occurs will be deemed to have been achieved at the “target” level.

In connection with the entry into the employment agreement, Mr. Coleman received a grant of options to purchase 450,000 shares of the Company’s Common Stock. These options have an exercise price of $1.54 per share, such amount being the mean of the high and low sales prices of the Company’s Common Stock on November 21, 2013, as determined in accordance with the terms of the Company’s 2010 Stock Incentive Plan. These options vested over two years and are presently fully vested. He may receive additional option grants in the discretion of the Board or the Compensation Committee.

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In the event that Mr. Coleman’s employment is terminated by him or by us in circumstances constituting a Termination for Cause or a resignation other than for Good Reason, Mr. Coleman will receive accrued and unpaid salary through the termination date and expense reimbursement. In the event that Mr. Coleman’s employment is terminated by the Company in circumstances that do not constitute a Termination for Cause or if Mr. Coleman resigns in circumstances constituting Good Reason, then all of Mr. Coleman’s options will accelerate and vest in full (unless an award agreement relating to such options explicitly provides otherwise); and Mr. Coleman will receive accrued and unpaid salary through the termination date, expense reimbursement, one year of severance pay equal to his then-current annual salary, payable over a 12-month period, and a lump sum payment equal to 100% of his target performance bonus for four fiscal quarters and 100% of his target bonus for one fiscal year as if he had remained employed by the Company through the relevant dates to be eligible for such amounts.

On March 1, 2016, Mr. Coleman agreed to implement a voluntary 10% reduction in his base salary and to forgo consideration for any performance bonus for the first half of 2016, pursuant to a letter agreement between the Company and Mr. Coleman.

Severance Benefit Program.   We have a severance benefit program for certain members of management. Messrs. Bianchi and Cerf ceased to participate in this plan effective with their resignations on March 22, 2016. Under the program, should the executive’s employment with us terminate by reason of an involuntary termination at any time, the executive will become entitled to receive the following severance benefits:

•	each outstanding option the executive holds at the time of the involuntary termination will immediately vest in full and become exercisable until the earlier of the expiration of the option term or the end of the twelve month period following the date of the involuntary termination. Any options not exercised prior to the expiration of the applicable post-service exercise period will lapse and cease to remain exercisable, which we refer to as the “severance period;”

•	the executive will be entitled to receive severance payments equal to his or her monthly rate of base salary for a period of twelve months, subject to his or her agreement not to provide any services, advice or assistance to any entity that provides products or services which are or may be competitive with those offered or proposed to be offered by us, solicit any of our customers, clients, suppliers, agents or other of our associated parties or solicit any of our employees or contractors to alter their relationship with us or accept employment or a consulting arrangement with any person other than us; and

•	we will, at our expense, continue to provide the executive and his or her eligible dependents with our paid portion of health care coverage under our medical/dental plan until the earlier of the expiration of that number of months equal to one-half of the severance period measured from the first day of the first month following the effective date of the involuntary termination or the first date that he or she is covered under another employer’s health benefit program which provides substantially the same level of benefits without exclusion for pre-existing medical conditions.

The aggregate present value of the benefits to which the executive may become entitled at the time of the involuntary termination will in no event exceed in amount the dollar amount which yields the greatest after-tax amount of benefits after taking into account any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), on the payments and benefits which are provided under the severance benefit program or any other compensation made to the executive in connection with a change in control and which qualifies as parachute payments within the meaning of Section 280G(b)(2) of the Code and the regulations issued thereunder.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information concerning beneficial ownership of our capital stock as of the Record Date by:

•	each stockholder, or group of affiliated stockholders, that we know owns more than 5% of our outstanding capital stock;

•	each of our named executive officers;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.

The following table lists the applicable percentage beneficial ownership based on 24,509,435 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power or investment power with respect to the securities held. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o Crossroads Systems, Inc., 11000 North Mo-Pac Expressway #150, Austin, Texas 78759.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent
5% Stockholders
Lone Star Value Management, LLC(1)	5,764,145	19.9%
ACT Capital Management, LLLP(2)	2,387,752	9.6%
Fortress Investment Group, LLC (3)	1,748,217	6.7%
Piton Capital Partners LLC (4)	1,319,951	5.4%
Named Executive Officers and Directors
Richard K. Coleman, Jr.(5)	899,078	3.5%
Jeffrey E. Eberwein(1)(6)	5,827,909	19.9%
Don Pearce(7)	155,429	*
Robert G. Pearse(8)	65,204	*
Galen Vetter(9)	27,005	*
Hannah M. Bible	—	*
David Cerf(10)	648,971	2.6%
Brian Bianchi(11)	554,071	2.2%
All current directors and executive officers as a group (7 persons)(12)	7,356,407	27.4%

*	Less than 1%.

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(1)	Includes 4,579,578 shares of our Common Stock beneficially owned directly by Lone Star Value Investors, LP (“Lone Star Value LP”), warrants to purchase 644,176 shares of our Common Stock issued in connection with our March 2014 private placement, warrants to purchase 175,000 shares of our Common Stock issued in connection with our January 2015 secondary offering, and warrants to purchase 165,391 shares of our Common Stock issued by the Company in consideration of the Common Stock outstanding increasing. Also includes 200,000 shares of Common Stock held in an account separately managed by Lone Star Value Management (the “Separately Managed Account”). The warrants are subject to a 19.99% blocking provision, meaning that they can be exercised only to the extent that such exercise would not cause the holder’s beneficial ownership of our Common Stock to exceed 19.99%. Lone Star Value Investors GP, LLC (“Lone Star Value GP”) is the general partner of Lone Star Value LP. Lone Star Value Management is the investment manager of Lone Star Value LP and the Separately Managed Account. Jeffrey E. Eberwein, the Chairman of our Board, as the manager of Lone Star Value GP and sole member of Lone Star Value Management may be deemed the beneficial owner of these securities. The address for each of the Lone Star Value entities is 53 Forest Avenue, 1st Floor, Old Greenwich, Connecticut 06870. The foregoing information is based solely on information contained in Schedule 13D, Amendment No. 7, filed with the SEC on September 14, 2015 by Lone Star Value LP, Lone Star Value GP, Lone Star Value Management and Mr. Eberwein, and updated based on Form 4 filings.

(2)	Consists of (a) 1,246,459 shares of Common Stock; (b) 6,195 shares of Common Stock issuable upon exercise of warrants; (c) 708,235 shares of Series F Convertible Preferred Stock and warrants to purchase 354,117 shares of Common Stock issued in our March 2013 private placement; and (d) warrants to purchase 72,746 shares of our Common Stock issued by the Company in consideration of the Common Stock outstanding increasing. The convertible preferred stock and associated warrants are subject to a 9.99% blocking provision, meaning that they can be exercised only to the extent that such exercise would not cause the holder’s beneficial ownership of our Common Stock to exceed 9.99%. Amir L. Ecker and Carol G. Frankenfield are the General Partners of ACT Capital Management, LLLP (“ACT”). Investment decisions made on behalf of ACT are made primarily by its General Partners. The address for ACT is 100 W. Lancaster Ave., Suite 110, Wayne, Pennsylvania 19087. The foregoing information is based solely on information contained in Schedule 13G, Amendment No. 5, filed with the SEC on February 12, 2016 and updated information based upon the Company’s issuance of additional warrants and Common Stock dividends.

(3)	Consists of 1,454,545 shares subject to warrants held by CF DB EZ LLC and warrants to purchase 293,672 shares of our Common Stock. Drawbridge Special Opportunities Fund LP owns 95% of CF DB EZ LLC. Drawbridge Special Opportunities GP LLC is the general partner of Drawbridge Special Opportunities Fund LP. Fortress Principal Investment Holdings IV LLC (“FPIH IV”) is the sole managing member of Drawbridge Special Opportunities GP LLC. Drawbridge Special Opportunities Advisors LLC (“DSOA”) is the investment advisor of Drawbridge Special Opportunities Fund LP. FIG LLC is the sole managing member of DSOA, and Fortress Operating Entity I LP (“FOE I”) is the sole managing member of FIG LLC and FPIH IV. FIG Corp. is the general partner of FOE I, and FIG Corp. is wholly-owned by Fortress Investment Group LLC. Peter L. Briger, Jr. and Constantine M. Dakolias are co-Chief Investment Officers of Fortress Investment Group LLC’s Credit business, which includes CF DB EZ LLC, and have the power to vote and dispose of these shares. The address for each of the Fortress persons and entities is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Chief Compliance Officer. The foregoing information is based solely on information contained in Schedule 13G filed with the SEC on August 2, 2013 and updated information based upon the Company’s issuance of additional warrants.

(4)	Consists of 1,319,951 shares of Common Stock held by Piton Capital Partners LLC (“Piton”), a Delaware limited liability company and pooled investment entity that is a family client of Kokino LLC. The address for Piton is c/o North Bay Associates, 14000 Quail Springs Parkway, Suite 2200, Oklahoma City, Oklahoma 73134. The foregoing information is based solely on information contained in Schedule 13G, Amendment No. 1, filed with the SEC on February 16, 2016.

(5)	Consists of 16,303 shares of Common Stock and 882,775 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Record Date. The shares of Common Stock are held of record by RKC Investments, LLC. Mr. Coleman may be deemed to exercise indirect voting and investment control over these securities. Mr. Coleman disclaims beneficial ownership of the shares of Common Stock held by RKC Investments, LLC except to the extent of any pecuniary interest therein.

(6)	Includes 34,144 shares of Common Stock held and options to purchase 29,620 shares of Common Stock held directly by Mr. Eberwein. See footnote (1) above for a description of the shares held by Lone Star Value LP. Mr. Eberwein disclaims beneficial ownership of the shares of Common Stock held by Lone Star Value LP except to the extent of any pecuniary interest therein.

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(7)	Consists of 37,500 shares of Common Stock and 117,929 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Record Date.

(8)	Consists of 10,100 shares of Common Stock and 55,104 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Record Date.

(9)	Consists of 27,005 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Record Date.

(10)	Consists of 143,308 shares of Common Stock, 3,640 shares of Series F Preferred Stock, 499,836 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Record Date and 2,187 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of the Record Date.

(11)	Consists of 110,544 shares of Common Stock and 443,527 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Record Date.

(12)	Consists of 5,000,001 shares of Common Stock, 1,460 shares of Series F Preferred Stock, 1,362,970 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the Record Date and 991,976 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of the Record Date. Excludes beneficial ownership of Messrs. Bianchi and Cerf, who resigned from their respective positions with the Company and its subsidiaries effect as of March 22, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our securities, to file reports of ownership and changes of ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed they file. Based solely on our review of copies of the forms received, we believe that, during the last fiscal year, all filings under Section 16(a) applicable to our executive officers, directors and 10% stockholders were timely other than one Form 4 for each of Messrs. Vetter, Cerf, Pearse, Pearce, Bianchi, Hood, Eberwein and Ms. Crane, each of which referred to one transaction.

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PROPOSAL 2

AMENDMENT TO CERTIFICATE OF INCORPORATION
TO EFFECT REVERSE STOCK SPLIT

General

On April 7, 2016, our Board unanimously approved, and recommended that our stockholders approve, an amendment to our Certificate of Incorporation (the “Charter Amendment”), to effect a reverse stock split at a ratio of one-for-twenty (the “Reverse Stock Split”), with the final decision of whether to proceed with the Reverse Stock Split and the effective time of the Reverse Stock Split to be determined by the Board, in its sole discretion. If the stockholders approve the Reverse Stock Split, and the Board decides to implement it, the Reverse Stock Split will become effective as of 12:01 a.m., Central Daylight Time, on a date to be determined by the Board that will be specified in the Charter Amendment (the “Effective Time”). If the Board does not decide to implement the Reverse Stock Split within twelve months from the date of the Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

The Reverse Stock Split will be realized simultaneously for all outstanding Common Stock. The Reverse Stock Split will affect all holders of Common Stock uniformly and each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for minor changes that may result from the treatment of fractional shares, as described below. The Reverse Stock Split will not change the par value of our Common Stock and will not reduce the number of authorized shares of Common Stock. Outstanding shares of Common Stock resulting from the Reverse Stock Split will remain fully paid and non-assessable.

The text of the proposed Charter Amendment to effect the Reverse Stock Split is included as Annex A to this proxy statement.

Reasons for the Reverse Stock Split

The principal reason for the Reverse Stock Split is to increase the per share trading price of the Company’s Common Stock in order to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement for continued listing on The Nasdaq Capital Market, although there can be no assurance that the trading price of our Common Stock would be maintained at such level or that we will be able to maintain the listing of our Common Stock on The Nasdaq Capital Market.

As previously reported, on March 2, 2016, the Company received written notice (the “Notice”) from Nasdaq indicating that the Company was not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2), because the bid price of the Company’s Common Stock had closed below the minimum $1.00 per share for the 30 consecutive business days prior to the date of the Notice. The Notice indicated that we had been provided an initial period of 180 calendar days, or until August 29, 2016, in which to regain compliance. If we do not regain compliance by August 29, 2016, the Company may be eligible for a second period of 180 calendar days to regain compliance. To qualify for the additional period, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the minimum bid price requirement. In addition, the Company would be required to notify Nasdaq of its intent to cure the minimum bid price deficiency. If we do not regain compliance by August 29, 2016 and are not granted a second period of 180 calendar days to regain compliance, Nasdaq will notify us that our Common Stock will be subject to delisting. In that event, we may appeal the decision to a Nasdaq Listing Qualifications Panel (the “Panel”). In the event of an appeal, our Common Stock would remain listed on The Nasdaq Capital Market pending a written decision by the Panel following a hearing. In the event that the Panel determines not to continue our listing and we are delisted from The Nasdaq Capital Market, our Common Stock may be delisted and trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets.

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The Board has considered the potential harm to the Company and our stockholders should Nasdaq delist our Common Stock. Delisting from Nasdaq would likely adversely affect our ability to raise additional financing through the public or private sale of equity securities and would significantly affect the ability of investors to trade our securities. Delisting would also likely negatively affect the value and liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets.

The Board believes that the proposed Reverse Stock Split is a potentially effective means for the Company to regain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from Nasdaq by producing the immediate effect of increasing the bid price of our Common Stock. In addition, under the terms of the securities purchase agreement we entered into in connection with our March 2013 private placement of our units, consisting of Series F Preferred Stock and warrants, we agreed to take all commercially reasonable action under our control to maintain the continued listing, quotation and trading of our Common Stock on our principal trading market.

The Board also believes that the increased market price of the Common Stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. The Reverse Stock Split could allow a broader range of institutions to invest in our Common Stock, potentially increasing trading volume and liquidity of our Common Stock. The Reverse Stock Split could also help increase analyst and broker interest in our Common Stock as their policies can discourage them from following or recommending companies with low stock prices.

The Board (or any authorized committee of the Board) reserves the right to elect to abandon the Reverse Stock Split, notwithstanding stockholder approval thereof, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company.

Procedure for Effecting Reverse Stock Split

If the Reverse Stock Split is approved by the Company’s stockholders, and if at such time the Board still believes that a Reverse Stock Split is in the best interests of the Company and its stockholders, the Board will determine the exact timing of the filing of the Charter Amendment. We will then file the Charter Amendment, the form of which is attached hereto as Annex A, with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. All shares of our Common Stock that were issued and outstanding immediately prior to the Effective Time would automatically be converted into new shares of our Common Stock based on the Reverse Stock Split ratio. If the Board does not decide to implement the Reverse Stock Split within twelve months from the date of the Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

As soon as practicable after the Effective Time of the Reverse Stock Split, stockholders of record on the Record Date would receive a letter from our transfer agent asking them to return the outstanding certificates representing pre-split shares of Common Stock, which would be cancelled upon receipt by our transfer agent, and new certificates representing the post-split shares of Common Stock would be sent to each of our stockholders. We will bear the costs of the issuance of the new stock certificates. Stockholders who hold uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from the Company’s transfer agent that indicates the number of shares owned in book-entry form.

Beginning after the effectiveness of the Reverse Stock Split, each certificate representing shares of pre-split Common Stock will be deemed for all corporate purposes to evidence ownership of post-split Common Stock.

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Principal Effects of the Reverse Stock Split

The Company currently has 24,509,435 shares of Common Stock outstanding. After the Reverse Stock Split, there will be approximately 1,225,471 shares of Common Stock outstanding, the exact number to be determined after the Effective Time of the Reverse Stock Split based on the treatment of fractional shares, as discussed below under “Fractional Shares.” Following the Effective Time, each stockholder’s shares of Common Stock will be represented by a smaller amount of shares. Every twenty (20) shares of Common Stock presently outstanding, without any action on the part of the stockholder, will represent one (1) share of Common Stock.

Common Stock

With the exception of the number of shares issued and outstanding and any adjustment that may occur due to the provisions for the treatment of fractional shares, the rights and preferences of outstanding shares of Common Stock prior and subsequent to the Reverse Stock Split would remain the same.  Holders of the Company’s Common Stock would continue to have no preemptive rights.  Following the Reverse Stock Split, each full share of the Company’s Common Stock resulting from the Reverse Stock Split would entitle the holder thereof to one vote per share and would otherwise be identical to the shares of our Common Stock immediately prior to the Reverse Stock Split. Following the Reverse Stock Split, our Common Stock will continue to be listed on The Nasdaq Capital Market, under the symbol “CRDS,” although it would receive a new CUSIP number.

Series F Preferred Stock

Pursuant to the Certificate of Designation of the Series F Preferred Stock, as amended, certain adjustments are made automatically to the Series F Preferred Stock in the event the Company at any time effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series F Preferred Stock. Therefore, as a result of the Reverse Stock Split, the conversion price of the Series F Preferred Stock in effect immediately before the Reverse Stock Split shall be proportionately increased.

Options and Warrants

If the Reverse Stock Split is implemented, outstanding and unexercised options exercisable for shares of Common Stock would be automatically converted into an economically equivalent option by proportionately decreasing the number of shares underlying the option and increasing the purchase price appropriately.  For example, an option to purchase 100 shares of the Company’s Common Stock at an exercise price of $1.00 per share would become an option to purchase 5 shares of the Company’s Common Stock at an exercise price of $20.00 per share. The number, class and type of shares available under the Company’s warrants in the aggregate and the exercise price shall be correspondingly adjusted to give the holder of the warrant, on exercise for the same aggregate exercise Price, the total number, class, and type of shares or other property as the holder would have owned had the warrant been exercised prior to the Reverse Stock Split and had the holder continued to hold such shares until the Reverse Stock Split.

Accounting Matters

As a result of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to the Common Stock, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Common Stock, will be credited with the amount by which the stated capital is reduced.

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Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the Reverse Stock Split.  Therefore, the Company does not expect to issue certificates representing fractional shares.  Stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the Reverse Stock Split ratio will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares. Those registered stockholders who hold their shares of Common Stock in certificated form will receive a cash payment from the transfer agent for their fractional interests, if applicable, following the surrender of their old certificate(s) for post-split shares to the transfer agent. The amount of the cash payment will equal the product obtained by multiplying (a) the number of shares of pre-split Common Stock held by the stockholder that would otherwise have been exchanged for such fractional share interest by (b) the average of the last reported sales prices of the Common Stock as quoted on Nasdaq for the twenty business days ending on the trading day that is the second day immediately prior to the Effective Time. However, the proceeds will be subject to certain taxes as discussed below. In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date a stockholder receives payment for the cashed-out shares.  No transaction costs will be assessed on stockholders for the cash payment.

The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Risks Associated with the Reverse Stock Split

Even though a reverse stock split, by itself, generally does not impact a company’s assets or prospects, reverse stock splits can result in a decrease in the aggregate market value of a company’s equity capital.  While it is expected that the reduction in the outstanding shares of Common Stock will increase the market price of the Common Stock, there are no assurances that the Reverse Stock Split will increase the market price of the Common Stock by the multiple selected by the Board or result in any permanent increase in the market price (which can be dependent upon many factors, including, but not limited to, the Company’s business and financial performance and prospects).  The Reverse Stock Split may be perceived negatively in the marketplace for various reasons.  The number of shares available for trading are reduced, which, if the Reverse Stock Split does not increase the marketability of the Common Stock, generally has the effect of reducing liquidity.  Round lots (i.e., lots in multiples of 100 shares) may be converted into odd lots due to the split, which may in turn increase transaction costs for stockholders. The Company cannot guarantee that the market price of the Common Stock immediately after the Effective Time of the Reverse Stock Split will be maintained for any period of time or that the ratio of post- and pre-split shares will remain the same after the Reverse Stock Split is effected, or that the Reverse Stock Split will not have an adverse effect on the stock price due to the reduced number of shares outstanding after the Reverse Stock Split. In some cases the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-split levels. There also can be no guarantee that a higher per share price pursuant to the Reverse Stock Split will generate increased interest by institutional or other investors.

There can be no assurance that the Reverse Stock Split would have the desired effects on the Common Stock.  The Board, however, believes that the abovementioned risks are off-set by the prospect that the Reverse Stock Split may, by increasing the per share price, make an investment in the Common Stock more attractive for certain investors.

No Going Private Transaction

Notwithstanding the decrease in the number of stockholders following any Reverse Stock Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act. The Company has no plan at the date of this proxy statement to take itself private.

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No Dissenters’ Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenters’ appraisal rights with respect to the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following is not intended as tax or legal advice. Each holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split generally applicable to beneficial holders of shares of our Common Stock. This summary addresses only such stockholders who hold their pre-split shares as capital assets and will hold the post-split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, partnerships and other pass-through entities, dealers in securities, traders who elect to use the mark-to-market method of accounting, persons whose functional currency is other than the U.S. dollar, qualified retirement plans, individual retirement and other tax-deferred accounts, stockholders who hold the pre-split shares of our Common Stock as part of a straddle, hedge or conversion transaction, stockholders who are subject to the alternative minimum tax, stockholders who acquired their pre-split shares of our Common Stock pursuant to the exercise of employee stock options or otherwise as compensation for services, and stockholders who are not U.S. persons for federal income tax purposes. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. This summary is not binding on the Internal Revenue Service (“IRS”), and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult its tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

Exchange Pursuant to Reverse Stock Split

No gain or loss will be recognized by a stockholder upon such stockholder’s exchange of pre-split shares for post-split shares pursuant to the Reverse Stock Split, except to the extent of cash, if any, received in lieu of fractional shares, further described in “Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-split shares received in the Reverse Stock Split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-split shares exchanged therefor, and the holding period of the post-split shares will include the holding period of the pre-split shares.

Cash in Lieu of Fractional Shares

A holder of pre-split shares that receives cash in lieu of a fractional share of post-split shares should generally be treated as having received such fractional share pursuant to the Reverse Stock Split and then as having exchanged such fractional share for cash in a redemption by the Company. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-split shares exchanged in the Reverse Stock Split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the holder’s holding period for such pre-split shares exceeds one year at the time of the Reverse Stock Split. Deductibility of capital losses by holders is subject to limitations.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

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Reservation of Right to Abandon Reverse Stock Split

The Board reserves the right to not file the Charter Amendment and to abandon any Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing of the Charter Amendment with the Secretary of the State of the State of Delaware, even if the Reverse Stock Split Proposal is approved by our stockholders at the Annual Meeting. By voting in favor of the Reverse Stock Split Proposal, you are expressly also authorizing the Board to delay, not proceed with, and abandon, the proposed Charter Amendment if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.

The approval of the Charter Amendment to effect the Reverse Stock Split requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR the APPROVAL of the AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

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PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides that our stockholders have the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the Named Executive Officers as disclosed in this proxy statement in accordance with the SEC rules.

We are asking stockholders to indicate their support for the compensation of our Named Executive Officers, who are named in the “Summary Compensation Table” included in this proxy statement. Messrs. Bianchi and Cerf resigned from their respective positions with the Company effective as of March 22, 2016 and as such are no longer executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of our Named Executive Officers. Accordingly, we will ask stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The adoption of the advisory resolution to approve the compensation of the Named Executive Officers requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR the adoption of the resolution approving the compensation of the Company’s named executive officers.

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PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee appointed the firm of PMB Helin Donovan, LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2016. The Audit Committee is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of PMB Helin Donovan, LLP.

Stockholder ratification of the appointment of PMB Helin Donovan, LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, the appointment of PMB Helin Donovan, LLP is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection of PMB Helin Donovan, LLP, but will not be required to select another auditor. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of Crossroads and our stockholders.

Representatives of PMB Helin Donovan, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
RATIFICATION OF PMB HELIN DONOVAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR FISCAL YEAR 2016.

Principal Accounting Firm Fees

All services rendered by our registered public accounting firm, PMB Helin Donovan, LLP, are pre-approved by the Audit Committee. PMB Helin Donovan, LLP has provided or is expected to provide services to us in the following categories and amounts:

	October 31,
	2015	2014
Audit fees(1)	$75,000	$64,700
Audit-related fees(2)	$48,570	$119,200
Tax fees(3)	$30,565	$43,880
All other fees(4)	$2,000	$6,970

(1)        Audit fees. These are fees for professional services performed by PMB Helin Donovan, LLP for the audit of our annual consolidated financial statements and review of interim financial statements included in our Form 10-Q filings, and services that are normally provided in connection with statutory regulatory filings or engagements.

(2)        Audit-related fees. These are fees for assurance and related services performed by PMB Helin Donovan, LLP that are reasonably related to the performance of the audit or review of our financial statements. For 2015, this amount primarily includes a review of our reports on Form 10-Q and Form 10-K, and our registration statements on Form S-1, Form S-3 and Form S-8.

(3)        Tax fees. These are fees for professional services performed by PMB Helin Donovan, LLP with respect to tax compliance, tax advice and tax planning. This includes preparation or review of original and amended tax returns for Crossroads and our consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit- Related” items.

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(4)        All other fees. These are fees for other permissible work performed by PMB Helin Donovan, LLP that does not meet the above category descriptions.

Pre-Approval Policy

Our Audit Committee must provide advance approval for all audit and non-audit services, other than de minimis non-audit services.

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STOCKHOLDER PROPOSALS

Stockholders who desire to present a proposal to be included in our proxy statement for our 2017 Annual Meeting must submit the proposal to us no later than December 26, 2016 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Any such proposal must be sent in writing to the Secretary of the Company at 11000 N. MoPac Expressway #150, Austin, Texas 78759.

Pursuant to our bylaws, business items or director nominations must be properly brought before an annual meeting in order to be considered by stockholders. The bylaws specify the procedure for stockholders to follow in order to bring business before, or nominate directors for election at, an annual meeting. A stockholder who wants to nominate a person for election as a director or propose business to be considered at an annual meeting must deliver a written notice, by certified mail, to the Company’s Corporate Secretary. Such notice must be received at least 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting. Accordingly, with respect to the 2017 Annual Meeting, such notice must be received no earlier than January 25, 2017 and no later than February 24, 2017. The notice must set forth the information required by the Company’s bylaws and should be sent to our Secretary in writing at 11000 N. MoPac Expressway #150, Austin, Texas 78759 of such intent in a timely manner in accordance with our bylaws. A copy of our bylaws is available upon request from our Secretary.

OTHER MATTERS

Management knows of no other matters to be brought before the Annual Meeting. However, if any other matters do properly come before the Annual Meeting, it is intended that the proxy holders will vote the shares represented by the proxies in the accompanying form as recommended by the Board or, if no recommendation is given, in accordance with the best judgment of the person voting the proxies.

* * * *

It is important that you vote promptly to avoid unnecessary expense. Please vote by telephone or Internet, or, if you receive a paper copy of the proxy materials, please sign, date and promptly mail the enclosed proxy card or use the telephone or Internet voting procedures described on the proxy card.

By Order of the Board of Directors,

Richard K. Coleman, Jr.
President and Chief Executive Officer

April 25, 2016

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ANNEX A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF THE

SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

CROSSROADS SYSTEMS, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

Crossroads Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”),

DOES HEREBY CERTIFY:

FIRST: That resolutions were duly adopted by the Board of Directors of the Company setting forth this proposed Amendment (this “Amendment”) to the Sixth Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), to combine each twenty (20) outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), into one (1) validly issued, fully paid and non-assessable share of Common Stock, and declaring said Amendment to be advisable and recommended for approval by the stockholders of the Company.

SECOND: Subsection D of Article XV, Section 4.2 is hereby amended in its entirety to read as follows:

“D.        Reverse Stock Split. Effective at 12:01 a.m., Central Daylight Time, on ________, 201_, (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined and reclassified into a smaller number of shares such that each twenty (20) shares of issued Common Stock immediately prior to the Effective Time are reclassified into one (1) share of Common Stock (the “Reverse Stock Split”).  Notwithstanding the immediately preceding sentence, no fractional shares shall be issued.  Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Company’s transfer agent in lieu of such fractional share interests, upon receipt by the Company’s transfer agent of the stockholder’s properly completed and duly executed transmittal letter and surrender of the stockholder’s certificates representing shares of Common Stock that were issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), in an amount equal to the product obtained by multiplying (a) the number of shares of Old Common Stock held by the stockholder that would otherwise have been exchanged for such fractional share interest by (b) the average of the last reported sales prices of the Common Stock as quoted on Nasdaq for the twenty business days ending on the trading day that is the second day immediately prior to the Effective Time represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Old Common Stock represented by such certificate shall have been reclassified, subject to the elimination of fractional share interests as described above; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive upon surrender of such certificate a new certificate representing the number of whole shares of Common Stock after the Effective Time into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

THIRD: That, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by applicable law was voted in favor of the Amendment.

A-1

FOURTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: That this Amendment shall be effective as of __________, at 12:01 a.m., Central Daylight Time.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of the Certificate of Incorporation to be executed on this ___ day of ________, 201_.

CROSSROADS SYSTEMS, INC.

By:
Name:
Title:

A-2

Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com.

CROSSROADS SYSTEMS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CROSSROADS SYSTEMS, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders (the “Annual Meeting”) of Crossroads Systems, Inc., a Delaware corporation (the “Company”), the related Proxy Statement dated April 25, 2016, and appoints Richard K. Coleman, Jr. and Mark Hood, and each of them or such other persons as the Board of Directors of the Company may designate, as attorneys and proxies, with full power of substitution, to vote all shares of Common Stock and/or Series F Preferred Stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting originally scheduled to be held May 25, 2016, at the Company’s offices located at 11000 N. MoPac Expressway #150, Austin, Texas 78759 at 9:00 a.m. Central Daylight Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting. The shares represented by this Proxy shall be voted in the manner set forth hereon.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN PROPOSAL 1 AND “FOR” APPROVAL OF PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

CROSSROADS SYSTEMS, INC. 11000 N. MoPac Expwy. #150 Austin, TX 78759 ATTN: Jennifer Crane

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically, via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01 Hannah M. Bible 02 Richard K. Coleman, Jr. 03 Don Pearce 04 Robert G. Pearse 05 Galen Vetter

The Board of Directors recommends you vote FOR proposals 2, 3 and 4				For	Against	Abstain

2. To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the outstanding shares of the Company’s common stock at a ratio of one-for-twenty.				☐	☐	☐

3. To approve a non-binding advisory resolution to approve the compensation of the Company’s named executive officers.				☐	☐	☐

4. Ratification of the appointment of PMB Helin Donovan, LLP as the independent registered public accounting firm of the Company for the fiscal year ending October 31, 2016.				☐	☐	☐

Note: DISCRETIONARY AUTHORITY: In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date